Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-186714) of Aegerion Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-171341) pertaining to the 2006 Stock Option and Grant Plan, as amended and the 2010 Stock Option and Incentive Plan of Aegerion Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-180184) pertaining to the 2010 Stock Option and Incentive Plan of Aegerion Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-186357) pertaining to the 2010 Stock Option and Incentive Plan and the Inducement Award Stock Option Plan of Aegerion Pharmaceuticals, Inc., and

(5)	Registration Statement (Form S-8 No. 333-193684) pertaining to the 2010 Stock Option and Incentive Plan and the Inducement Award Stock Option Plan of Aegerion Pharmaceuticals, Inc.

of our reports dated March 2, 2015, with respect to the consolidated financial statements of Aegerion Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Aegerion Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Aegerion Pharmaceuticals, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 2, 2015